RenaissanceRe Reports Q2 2022 Net Loss Attributable to Common Shareholders of $324.9 Million; Operating Income Available to Common Shareholders of $238.1 Million. Combined ratio of 78.3% with strong performance across both segments.
•93.8% Casualty and Specialty combined ratio, an improvement of 4 percentage points from Q2 2021.
•32.5% growth in net investment income.
•23.2% growth in net premiums written; 37.6% growth in Casualty and Specialty and 10.5% in Property.
•Annualized return on average common equity of (25.1)% driven by significant mark-to-market losses in the investment portfolio.
•18.4% annualized operating return on average common equity showing strong underwriting performance and increased net investment income.

Pembroke, Bermuda, July 25, 2022 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the second quarter of 2022.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(7.53) Operating Income Available to Common Shareholders per Diluted Common Share*: $5.51
Underwriting Income $316.4M	Fee Income $34.3M	Net Investment Income $107.2M
Change in Book Value per Common Share: (6.4)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: (6.4)%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We reported a strong quarter, with continuing top line growth and solid operating profitability demonstrating the power of our diversified platform. Our financial results were driven by strong performance across both underwriting segments, a significant increase in net investment income and an expanding Capital Partners business. We are pleased with our 18.4% annualized operating return on average common equity during the quarter, and are confident that our consistent strategy, leadership in a strengthening market and robust capital position will enable us to continue maximizing shareholder value.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended June 30
(in thousands, except per share amounts and percentages)	2022	2021
Gross premiums written	$2,464,639	$2,094,158
Net premiums written	1,863,616	1,512,292
Underwriting income (loss)	316,386	328,976
Combined ratio	78.3%	72.4%

Net Income (Loss)
Available (Attributable) to common shareholders	(324,913)	456,818
Available (Attributable) to common shareholders per diluted common share	$(7.53)	$9.35
Operating Income (Loss) (1)
Available (Attributable) to common shareholders	238,132	278,050
Available (Attributable) to common shareholders per diluted common share	$5.51	$5.64
Book value per common share	$113.69	$139.35
Change in book value per share	(6.4)%	6.3%
Tangible book value per common share plus accumulated dividends (1)	$132.05	$156.55
Change in tangible book value per common share plus change in accumulated dividends (1)	(6.4)%	6.7%

Return on average common equity - annualized	(25.1)%	27.6%
Operating return on average common equity - annualized (1)	18.4%	16.8%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 57.6% and growth in net premiums written of 10.5%

Property Segment
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,218,321	$1,183,556	2.9%
Net premiums written	887,975	803,335	10.5%
Underwriting income (loss)	264,463	315,122

Underwriting Ratios
Net claims and claim expense ratio - current accident year	33.2%	26.4%	6.8	pts
Net claims and claim expense ratio - prior accident years	(5.6)%	(9.1)%	3.5	pts
Net claims and claim expense ratio - calendar year	27.6%	17.3%	10.3	pts
Underwriting expense ratio	30.0%	26.5%	3.5	pts
Combined ratio	57.6%	43.8%	13.8	pts
•Gross premiums written increased by $34.8 million, or 2.9%, driven by an improving rate environment, in addition to new opportunities, notably within the property catastrophe class of business.
•Net premiums written increased by $84.6 million, or 10.5%, driven by the increase in gross premiums written, as well as a reduction in ceded premiums written of $49.9 million due to lower levels of retrocessional purchases as a part of the Company’s gross-to-net strategy.
•The net claims and claim expense ratio - current accident year reflects the relatively low level of catastrophe activity in the quarter. The increase from the second quarter of 2021 was driven by:
–the continued impact of the other property class of business on the segment which has a relatively higher attritional loss ratio than the property catastrophe class of business; and
–catastrophe activity, which was relatively low in both periods, but slightly higher in the second quarter of 2022.
•The net claims and claim expense ratio - prior accident years reflects net favorable development primarily from weather-related large losses in the 2017 to 2021 accident years.
•Underwriting expense ratio increased 3.5 percentage points driven by:
–continued impact of the other property class of business on the segment, which has a relatively higher expense ratio than the catastrophe class of business; and
–a reduced benefit to the ratio following a reduction in management fees largely due to the reduced size of the Company’s structured reinsurance products and lower capital managed at Upsilon.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 93.8% and growth in net premiums written of 37.6%

Casualty and Specialty Segment
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,246,318	$910,602	36.9%
Net premiums written	975,641	708,957	37.6%
Underwriting income (loss)	51,923	13,854

Underwriting Ratios
Net claims and claim expense ratio - current accident year	65.1%	67.0%	(1.9)	pts
Net claims and claim expense ratio - prior accident years	(0.9)%	(0.1)%	(0.8)	pts
Net claims and claim expense ratio - calendar year	64.2%	66.9%	(2.7)	pts
Underwriting expense ratio	29.6%	30.9%	(1.3)	pts
Combined ratio	93.8%	97.8%	(4.0)	pts
•Gross premiums written increased 36.9%, principally in the professional liability and financial lines classes of business. This growth was primarily driven by increases in new and existing business written in the current and prior periods, combined with rate improvements.
•Net premiums written increased 37.6%, primarily driven by growth in the professional liability and financial lines classes of business, consistent with the changes in gross premiums written.
•Net claims and claim expense ratio improved by 2.7 percentage points principally as a result of lower current accident year losses. The net claims and claim expense ratio was also positively impacted by higher favorable prior accident year loss development as compared to the second quarter of 2021.
•Underwriting expense ratio decreased 1.3 percentage points, principally due to a 1.0 percentage point decrease in the net acquisition expense ratio due to changes in estimated profit commissions.

Fee Income: $34.3 million of fee income primarily driven by stable management fee income

Fee Income
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2022	2021
Total management fee income	$30,707	$31,970	$(1,263)
Total performance fee income (loss) (1)	3,548	14,187	(10,639)
Total fee income	$34,255	$46,157	$(11,902)
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income was relatively stable in comparison to the second quarter of 2021, with reductions in the Company’s structured reinsurance products and lower capital managed at Upsilon, largely offset by increased capital managed at DaVinciRe Holdings Ltd., Vermeer Reinsurance Ltd., Medici, and Fontana Holdings L.P. and its subsidiaries (“Fontana”), which was launched in the second quarter of 2022.
•Performance fee income was lower in the second quarter of 2022 compared to the second quarter of 2021. Performance fee income continued to be impacted by the underwriting deficit carried forward from the weather-related losses in 2021 in the current period, although to a lesser extent than in recent quarters.
Investment Results: Growth in net investment income; total investment result driven by net realized and unrealized losses, primarily in the fixed maturity investments portfolio

Investment Results
	Three months ended June 30		Q/Q Change
(in thousands, except percentages)	2022	2021
Net investment income	$107,211	$80,925	$26,286
Net realized and unrealized gains (losses) on investments	(654,107)	191,018	(845,125)
Total investment result	$(546,896)	$271,943	$(818,839)
Total investment return - annualized	(10.1)%	5.2%	(15.3)	pts
•Net investment income increased $26.3 million, primarily driven by higher investment yields from:
–increasing interest rates in the Company’s fixed maturity trading and short term investment portfolios, and
–higher average invested assets and yields in the catastrophe bond and equity trading investment portfolios.
•Net realized and unrealized gains (losses) on investments decreased $845.1 million principally driven by:
–net realized and unrealized losses on fixed maturity investments trading of $437.0 million from the significant increase in interest rates as compared to net realized and unrealized gains of $97.2 million in the second quarter of 2021, which was driven by decreasing interest rates.

–net realized and unrealized losses on equity investments trading of $91.5 million principally driven by broad equity market declines, as compared to gains of $65.6 million in the second quarter of 2021 which was driven by gains in the Company’s strategic investment portfolio.
•Total investments of $20.6 billion at June 30, 2022. Weighted average yield to maturity and duration on investments, which exclude investments that have no final maturity, anticipated yield to maturity or duration, was 3.9% and 2.6 years.

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $49.3 million was primarily driven by:
–Strong underwriting performance in DaVinci and Vermeer; and
–Increase in the capital managed at the Company’s joint ventures, including the launch of Fontana during the quarter; partially offset by
–Realized and unrealized losses on investments in the Company’s joint ventures driven by the significant increase in interest rates; and
–Foreign exchange losses on hedges related to foreign currency share classes held by third-party investors in RenaissanceRe Medici Fund Ltd. (“Medici”).
•Income tax benefit of $30.5 million was primarily driven by unrealized investment losses in the Company’s U.S.-based operations.
•Net foreign exchange losses of $50.8 million primarily driven by losses attributable to third-party investors in Medici which are allocated through noncontrolling interests, as discussed above, and the impact of certain foreign exchange exposures related to the Company’s underwriting activities, which the Company does not anticipate will recur.
•Share repurchases of 298.2 thousand common shares at an aggregate cost of $44.1 million and an average price of $147.85 per common share in the second quarter of 2022. Repurchased an additional 175.7 thousand of common shares at an aggregate cost of $25.3 million from July 1, 2022 through July 22, 2022.
•Raised capital of $567.7 million in the second quarter of 2022 through Medici and the previously announced launch of Fontana, including $136.3 million from the Company.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Tuesday, July 26, 2022 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and (re)insurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the impact of large non-recurring contracts and reinstatement premiums on the Company’s financial results; the Company’s ability to attract and retain key executives and employees; the effect of cybersecurity risks, including technology breaches or failure; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the Company’s ability to determine any impairments taken on its investments; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues
Gross premiums written	$2,464,639	$2,094,158	$5,407,603	$4,746,600
Net premiums written	$1,863,616	$1,512,292	$4,028,833	$3,336,375
Decrease (increase) in unearned premiums	(407,233)	(319,502)	(1,086,025)	(989,749)
Net premiums earned	1,456,383	1,192,790	2,942,808	2,346,626
Net investment income	107,211	80,925	190,902	160,729
Net foreign exchange gains (losses)	(50,821)	3,234	(66,307)	(19,554)
Equity in earnings (losses) of other ventures	7,383	8,732	993	3,174
Other income (loss)	923	586	2,116	2,757
Net realized and unrealized gains (losses) on investments	(654,107)	191,018	(1,327,124)	(154,545)
Total revenues	866,972	1,477,285	1,743,388	2,339,187
Expenses
Net claims and claim expenses incurred	706,239	520,021	1,547,972	1,387,072
Acquisition expenses	361,238	285,590	737,745	552,824
Operational expenses	72,520	58,203	140,427	113,514
Corporate expenses	12,352	10,125	24,854	20,530
Interest expense	11,895	11,833	23,850	23,745
Total expenses	1,164,244	885,772	2,474,848	2,097,685
Income (loss) before taxes	(297,272)	591,513	(731,460)	241,502
Income tax benefit (expense)	30,534	(13,862)	67,241	5,654
Net income (loss)	(266,738)	577,651	(664,219)	247,156
Net (income) loss attributable to redeemable noncontrolling interests	(49,331)	(113,544)	(37,419)	(66,694)
Net income (loss) attributable to RenaissanceRe	(316,069)	464,107	(701,638)	180,462
Dividends on preference shares	(8,844)	(7,289)	(17,688)	(14,578)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(324,913)	$456,818	$(719,326)	$165,884

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$(7.53)	$9.36	$(16.64)	$3.36
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$(7.53)	$9.35	$(16.64)	$3.35
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$5.51	$5.64	$8.99	$5.73

Average shares outstanding - basic	43,170	48,163	43,264	48,871
Average shares outstanding - diluted	43,170	48,226	43,264	48,940

Net claims and claim expense ratio	48.5%	43.6%	52.6%	59.1%
Underwriting expense ratio	29.8%	28.8%	29.8%	28.4%
Combined ratio	78.3%	72.4%	82.4%	87.5%

Return on average common equity - annualized	(25.1)%	27.6%	(26.6)%	4.9%
Operating return on average common equity - annualized (1)	18.4%	16.8%	14.4%	8.4%
(1)See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,085,367	$13,507,131
Short term investments, at fair value	4,429,483	5,298,385
Equity investments trading, at fair value	692,747	546,016
Other investments, at fair value	2,314,232	1,993,059
Investments in other ventures, under equity method	75,979	98,068
Total investments	20,597,808	21,442,659
Cash and cash equivalents	1,398,095	1,859,019
Premiums receivable	5,408,217	3,781,542
Prepaid reinsurance premiums	1,354,565	854,722
Reinsurance recoverable	4,206,459	4,268,669
Accrued investment income	75,302	55,740
Deferred acquisition costs and value of business acquired	1,089,426	849,160
Receivable for investments sold	279,442	380,442
Other assets	384,436	224,053
Goodwill and other intangible assets	240,647	243,496
Total assets	$35,034,397	$33,959,502
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$13,442,806	$13,294,630
Unearned premiums	5,117,217	3,531,213
Debt	1,169,393	1,168,353
Reinsurance balances payable	4,385,834	3,860,963
Payable for investments purchased	517,753	1,170,568
Other liabilities	309,938	755,441
Total liabilities	24,942,941	23,781,168
Redeemable noncontrolling interests	4,352,797	3,554,053
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	43,881	44,445
Additional paid-in capital	479,085	608,121
Accumulated other comprehensive income (loss)	(15,168)	(10,909)
Retained earnings	4,480,861	5,232,624
Total shareholders’ equity attributable to RenaissanceRe	5,738,659	6,624,281
Total liabilities, noncontrolling interests and shareholders’ equity	$35,034,397	$33,959,502

Book value per common share	$113.69	$132.17

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,218,321	$1,246,318	$—	$2,464,639
Net premiums written	$887,975	$975,641	$—	$1,863,616
Net premiums earned	$623,581	$832,802	$—	$1,456,383
Net claims and claim expenses incurred	171,924	534,315	—	706,239
Acquisition expenses	137,567	223,671	—	361,238
Operational expenses	49,627	22,893	—	72,520
Underwriting income (loss)	$264,463	$51,923	$—	316,386
Net investment income			107,211	107,211
Net foreign exchange gains (losses)			(50,821)	(50,821)
Equity in earnings of other ventures			7,383	7,383
Other income (loss)			923	923
Net realized and unrealized gains (losses) on investments			(654,107)	(654,107)
Corporate expenses			(12,352)	(12,352)
Interest expense			(11,895)	(11,895)
Income (loss) before taxes and redeemable noncontrolling interests				(297,272)
Income tax benefit (expense)			30,534	30,534
Net (income) loss attributable to redeemable noncontrolling interests			(49,331)	(49,331)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(324,913)

Net claims and claim expenses incurred – current accident year	$206,976	$542,220	$—	$749,196
Net claims and claim expenses incurred – prior accident years	(35,052)	(7,905)	—	(42,957)
Net claims and claim expenses incurred – total	$171,924	$534,315	$—	$706,239

Net claims and claim expense ratio – current accident year	33.2%	65.1%		51.4%
Net claims and claim expense ratio – prior accident years	(5.6)%	(0.9)%		(2.9)%
Net claims and claim expense ratio – calendar year	27.6%	64.2%		48.5%
Underwriting expense ratio	30.0%	29.6%		29.8%
Combined ratio	57.6%	93.8%		78.3%

	Three months ended June 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,183,556	$910,602	$—	$2,094,158
Net premiums written	$803,335	$708,957	$—	$1,512,292
Net premiums earned	$560,397	$632,393	$—	$1,192,790
Net claims and claim expenses incurred	97,150	422,871	—	520,021
Acquisition expenses	109,238	176,352	—	285,590
Operational expenses	38,887	19,316	—	58,203
Underwriting income (loss)	$315,122	$13,854	$—	328,976
Net investment income			80,925	80,925
Net foreign exchange gains (losses)			3,234	3,234
Equity in earnings of other ventures			8,732	8,732
Other income (loss)			586	586
Net realized and unrealized gains (losses) on investments			191,018	191,018
Corporate expenses			(10,125)	(10,125)
Interest expense			(11,833)	(11,833)
Income (loss) before taxes and redeemable noncontrolling interests				591,513
Income tax benefit (expense)			(13,862)	(13,862)
Net (income) loss attributable to redeemable noncontrolling interests			(113,544)	(113,544)
Dividends on preference shares			(7,289)	(7,289)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$456,818

Net claims and claim expenses incurred – current accident year	$148,133	$423,917	$—	$572,050
Net claims and claim expenses incurred – prior accident years	(50,983)	(1,046)	—	(52,029)
Net claims and claim expenses incurred – total	$97,150	$422,871	$—	$520,021

Net claims and claim expense ratio – current accident year	26.4%	67.0%		48.0%
Net claims and claim expense ratio – prior accident years	(9.1)%	(0.1)%		(4.4)%
Net claims and claim expense ratio – calendar year	17.3%	66.9%		43.6%
Underwriting expense ratio	26.5%	30.9%		28.8%
Combined ratio	43.8%	97.8%		72.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,561,829	$2,845,774	$—	$5,407,603
Net premiums written	$1,778,141	$2,250,692	$—	$4,028,833
Net premiums earned	$1,242,172	$1,700,636	$—	$2,942,808
Net claims and claim expenses incurred	431,685	1,116,287	—	1,547,972
Acquisition expenses	264,663	473,082	—	737,745
Operational expenses	96,559	43,868	—	140,427
Underwriting income (loss)	$449,265	$67,399	$—	516,664
Net investment income			190,902	190,902
Net foreign exchange gain (loss)			(66,307)	(66,307)
Equity in earnings of other ventures			993	993
Other income (loss)			2,116	2,116
Net realized and unrealized gain (loss) on investments			(1,327,124)	(1,327,124)
Corporate expenses			(24,854)	(24,854)
Interest expense			(23,850)	(23,850)
Income (loss) before taxes and redeemable noncontrolling interests				(731,460)
Income tax benefit (expense)			67,241	67,241
Net (income) loss attributable to redeemable noncontrolling interests			(37,419)	(37,419)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(719,326)

Net claims and claim expenses incurred – current accident year	$483,495	$1,125,267	$—	$1,608,762
Net claims and claim expenses incurred – prior accident years	(51,810)	(8,980)	—	(60,790)
Net claims and claim expenses incurred – total	$431,685	$1,116,287	$—	$1,547,972

Net claims and claim expense ratio – current accident year	38.9%	66.2%		54.7%
Net claims and claim expense ratio – prior accident years	(4.1)%	(0.6)%		(2.1)%
Net claims and claim expense ratio – calendar year	34.8%	65.6%		52.6%
Underwriting expense ratio	29.0%	30.4%		29.8%
Combined ratio	63.8%	96.0%		82.4%

	Six months ended June 30, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,800,375	$1,946,225	$—	$4,746,600
Net premiums written	$1,811,795	$1,524,580	$—	$3,336,375
Net premiums earned	$1,165,563	$1,181,063	$—	$2,346,626
Net claims and claim expenses incurred	595,982	791,090	—	1,387,072
Acquisition expenses	221,992	330,832	—	552,824
Operational expenses	74,262	39,252	—	113,514
Underwriting income (loss)	$273,327	$19,889	$—	293,216
Net investment income			160,729	160,729
Net foreign exchange gain (loss)			(19,554)	(19,554)
Equity in earnings of other ventures			3,174	3,174
Other income (loss)			2,757	2,757
Net realized and unrealized gain (loss) on investments			(154,545)	(154,545)
Corporate expenses			(20,530)	(20,530)
Interest expense			(23,745)	(23,745)
Income (loss) before taxes and redeemable noncontrolling interests				241,502
Income tax benefit (expense)			5,654	5,654
Net (income) loss attributable to redeemable noncontrolling interests			(66,694)	(66,694)
Dividends on preference shares			(14,578)	(14,578)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$165,884

Net claims and claim expenses incurred – current accident year	$652,127	$796,006	$—	$1,448,133
Net claims and claim expenses incurred – prior accident years	(56,145)	(4,916)	—	(61,061)
Net claims and claim expenses incurred – total	$595,982	$791,090	$—	$1,387,072

Net claims and claim expense ratio – current accident year	55.9%	67.4%		61.7%
Net claims and claim expense ratio – prior accident years	(4.8)%	(0.4)%		(2.6)%
Net claims and claim expense ratio – calendar year	51.1%	67.0%		59.1%
Underwriting expense ratio	25.4%	31.3%		28.4%
Combined ratio	76.5%	98.3%		87.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Property Segment
Catastrophe	$803,333	$761,323	$1,689,424	$1,892,448
Other property	414,988	422,232	872,405	907,927
Property segment gross premiums written	$1,218,321	$1,183,555	$2,561,829	$2,800,375

Casualty and Specialty Segment
General casualty (1)	$322,733	$286,686	$802,875	$629,856
Professional liability (2)	448,801	306,387	998,520	620,759
Financial lines (3)	219,480	86,175	478,584	230,561
Other (4)	255,304	231,354	565,795	465,049
Casualty and Specialty segment gross premiums written	$1,246,318	$910,602	$2,845,774	$1,946,225

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Fixed maturity investments trading	$76,547	$59,510	$138,964	$122,443
Short term investments	4,397	782	5,533	1,355
Equity investments trading	4,516	1,626	7,270	3,117
Other investments
Catastrophe bonds	20,235	16,681	37,595	31,149
Other	6,894	9,339	12,446	13,140
Cash and cash equivalents	(95)	159	(136)	261
	112,494	88,097	201,672	171,465
Investment expenses	(5,283)	(7,172)	(10,770)	(10,736)
Net investment income	107,211	80,925	190,902	160,729

Net investment income return - annualized	2.1%	1.5%	1.8%	1.5%

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading	(436,974)	97,176	(1,022,303)	(179,444)
Investments-related derivatives	(66,078)	(9,329)	(106,366)	5,532
Equity investments trading	(91,512)	65,566	(140,201)	(2,356)
Other investments
Catastrophe bonds	(24,660)	2	(32,921)	(19,081)
Other	(34,883)	37,603	(25,333)	40,804
Net realized and unrealized gains (losses) on investments	(654,107)	191,018	(1,327,124)	(154,545)
Total investment result	$(546,896)	$271,943	$(1,136,222)	$6,184

Total investment return - annualized	(10.1)%	5.2%	(10.5)%	0.1%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(324,913)	$456,818	$(719,326)	$165,884
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	629,447	(191,016)	1,294,203	135,464
Adjustment for net foreign exchange losses (gains)	50,821	(3,234)	66,307	19,554
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	135
Adjustment for income tax expense (benefit) (1)	(42,726)	11,786	(84,600)	(8,179)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(74,497)	3,696	(166,507)	(30,413)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$238,132	$278,050	$390,077	$282,445

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(7.53)	$9.35	$(16.64)	$3.35
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	14.58	(3.96)	29.91	2.77
Adjustment for net foreign exchange losses (gains)	1.18	(0.07)	1.53	0.40
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—	—	—
Adjustment for income tax expense (benefit) (1)	(0.99)	0.24	(1.96)	(0.17)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(1.73)	0.08	(3.85)	(0.62)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$5.51	$5.64	$8.99	$5.73

Return on average common equity - annualized	(25.1)%	27.6%	(26.6)%	4.9%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	48.7%	(11.5)%	47.8%	4.0%
Adjustment for net foreign exchange losses (gains)	3.9%	(0.2)%	2.5%	0.6%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	—%	—%	—%
Adjustment for income tax expense (benefit) (1)	(3.3)%	0.7%	(3.1)%	(0.2)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(5.8)%	0.2%	(6.2)%	(0.9)%
Operating return on average common equity - annualized	18.4%	16.8%	14.4%	8.4%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Book value per common share	$113.69	$121.44	$132.17	$128.91	$139.35
Adjustment for goodwill and other intangibles (1)	(5.90)	(5.89)	(5.90)	(5.67)	(5.60)
Tangible book value per common share	107.79	115.55	126.27	123.24	133.75
Adjustment for accumulated dividends	24.26	23.89	23.52	23.16	22.80
Tangible book value per common share plus accumulated dividends	$132.05	$139.44	$149.79	$146.40	$156.55

Quarterly change in book value per common share	(6.4)%	(8.1)%	2.5%	(7.5)%	6.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(6.4)%	(8.2)%	2.8%	(7.6)%	6.7%
Year to date change in book value per common share	(14.0)%	(8.1)%	(4.5)%	(6.9)%	0.6%
Year to date change in tangible book value per common share plus change in accumulated dividends	(14.0)%	(8.2)%	(4.0)%	(6.6)%	1.0%
(1)At June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021, goodwill and other intangibles included $18.3 million, $18.4 million, $18.6 million, $19.0 million, and $22.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.